SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 1, 2003

ALBANY MOLECULAR RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25323 (Commission File Number)	14-1742717 (I.R.S. Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY 12212 (Address of principal executive offices and zip code) (518) 464-0279 (Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

On January 1, 2003, Albany Molecular Research, Inc., a Delaware corporation (the “Registrant”), exercised its conversion option with respect to $15 million of Organichem Corporation (“Organichem”) subordinated debentures. The conversion of the debentures into additional shares of Organichem common stock increases AMRI’s ownership in Organichem from 39.2% to 75%. The Registrant will begin consolidating Organichem’s operating results effective January 1, 2003. In its previous status as a minority shareholder, the Registrant only included its proportionate share of Organichem’s net income in its income statement as equity in income of unconsolidated affiliates.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements of Organichem required to be filed as part of this report will be filed by the Registrant by amendment to this report as soon as practicable, but not later than March 17, 2003.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed as part of this report will be filed by the Registrant by amendment to this report as soon as practicable, but not later than March 17, 2003.

(c)	Exhibits

Exhibit No.	Description

2.1	Debenture Purchase Agreement, dated as of December 21, 1999, by and among the Company and Organichem Corporation (incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K/A dated December 21, 1999 and filed on January 5, 2000).

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2003	ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ David P. Waldek ————————————— David P. Waldek Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Debenture Purchase Agreement, dated as of December 21, 1999, by and among the Company and Organichem Corporation (incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K/A dated December 21, 1999 and filed on January 5, 2000).